Exhibit 99.2

Kohl’s Updates Investor Presentation Highlighting Progress on Strategy and Plans to Drive Continued Momentum

•	Kohl’s has outperformed during pandemic and is well positioned for accelerated growth and profitability
•	Third quarter and fourth quarter results demonstrate improved performance
•	Independent Board acting as agents of change and committed to ongoing refreshment; six new directors added since 2016
•	Activist Investors’ campaign for board control threatens continued progress and momentum
•	Kohl’s launches KohlsMomentum.com to provide resources to shareholders

MENOMONEE FALLS, Wis.—March 9, 2021—Kohl’s Corporation (NYSE:KSS) (“Kohl’s” or the “Company”) today released an updated investor presentation detailing progress on its strategy and initiatives to drive continued momentum. The presentation also provides an overview of the capabilities and skills of the Kohl’s Board of Directors (the “Board”) and a comparison to the slate put forward by Macellum Advisors GP, LLC, Legion Partners Holdings, LLC, Ancora Advisors, LLC, and 4010 Capital, LLC (collectively, “the Activist Investors”) which seek control of Kohl’s.

The presentation, along with other resources for shareholders, is available at KohlsMomentum.com. The website will be regularly updated with relevant information for shareholders.

Highlights of the presentation include:

•	Well-positioned in a retail industry undergoing profound change:
o	Kohl’s strengthened its financial and competitive position during a period of profound change in the retail industry.
o	The Company’s investments in omnichannel and operations helped Kohl’s successfully navigate the pandemic.
o	Kohl’s continues to actively and thoughtfully strengthen its foundation to differentiate itself and support future growth.

•	Compelling strategy to drive significant and sustainable shareholder value:
o	Kohl’s introduced a strategic framework in October 2020 focused on creating long-term shareholder value.
o	Strategy focused on driving top-line growth and expanding operating margin to 7% to 8%.
o	Kohl’s is already making significant progress, with the announcements of key strategic partnerships and recent results exceeding expectations.
o	The Company’s game-changing partnership with Sephora will drive significant beauty sales and new customer acquisition beginning in 2021.

•	Strong, diverse Board with the right skills and experience:
o	Kohl’s Board has and will continue to serve as agents of change, focused on ensuring improved performance and creating shareholder value.
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Kohl’s Board formulated an orderly succession for a new CEO with extensive industry expertise in 2018 and provided oversight for the development of the Company’s new strategic plan as well as targeted investment in the Company’s omnichannel and digital capabilities.

o	All 12 of Kohl’s directors have extensive retail or consumer-facing industry experience, and four are current or former retail CEOs.
o	Kohl’s current directors also have extensive technology, e-commerce and digital leadership experience.
o	Six new directors have joined the Board since 2016, five of which are independent, refreshing 50% of the Board in the last five years.

•	Kohl’s directors outmatch the Activist Investors’ slate of nominees on relevant experience:
o	Four of nine members of the Activist Investors’ slate have never sat on a public company board, while all of Kohl’s directors are currently on one or more public company boards.
o	The Activist Investors’ slate includes only one current or former public company CEO, while Kohl’s Board includes five.
o	The Activist Investors’ slate has overseen significant value destruction, including nine companies that filed for bankruptcy.

Kohl’s is committed to engaging constructively with all our shareholders. Kohl’s has been responding to inquiries from individual members of the Activist Investors since spring of 2020. Since December 2020, the Company has held multiple meetings with the Activist Investors, including meetings with several independent directors and members of Kohl’s management. Kohl’s is prepared to continue engaging with the Activist Investors on matters which might improve shareholder value but will strongly reject efforts to take control of Kohl’s.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “strategy,” “preliminary,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, our ability to execute on and realize the benefits of our strategic plan, market conditions beyond our control, including the ongoing and evolving impact of the COVID-19 pandemic, that may negatively impact our stock price vis-à-vis industry analyst expectations and the risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, and in Item 1A of Part II in the Company’s Quarterly Report on Form 10-Q for the quarter ended May 2, 2020, which are expressly incorporated herein by reference, and other factors as may periodically be described in the Company’s filings with the SEC. Forward-looking statements relate to the date initially made, and Kohl’s undertakes no obligation to update them.

Important Shareholder Information and Where You Can Find It

Kohl’s has filed a preliminary proxy statement and form of BLUE proxy card with the SEC in connection with the solicitation of proxies for Kohl’s 2021 Annual Meeting of shareholders (the “Preliminary Proxy Statement” and such meeting the “2021 Annual Meeting”). Kohl’s, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of Kohl’s directors and executive officers and their respective interests in Kohl’s by security holdings or otherwise is set forth in the Preliminary Proxy Statement. To the extent holdings of such participants in Kohl’s securities have changed since the amounts described in the Preliminary Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC or will be filed within the time period specified by Section 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder. Details concerning the nominees of Kohl’s Board of Directors for election at the 2021 Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF KOHL’S ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING KOHL’S DEFINITIVE PROXY STATEMENT TO BE FILED IN CONNECTION WITH THE 2021 ANNUAL MEETING, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING BLUE PROXY CARD BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the Preliminary Proxy Statement and other documents filed by Kohl’s free of charge from the SEC’s website, www.sec.gov. Copies will also be available at no charge on the Kohl’s website at investors.kohls.com.

About Kohl’s

Kohl’s (NYSE: KSS) is a leading omnichannel retailer. With more than 1,100 stores in 49 states and the online convenience of Kohls.com and the Kohl’s App, Kohl’s offers amazing national and exclusive brands at incredible savings for families nationwide. Kohl’s is uniquely positioned to deliver against its strategy and its vision to be the most trusted retailer of choice for the active and casual lifestyle. Kohl’s is committed to progress in its diversity and inclusion pledges, and the company’s environmental, social and corporate governance (ESG) stewardship. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com or follow @KohlsNews on Twitter.

Contacts

Investor Relations:

Mark Rupe, (262) 703-1266, mark.rupe@kohls.com

Media:

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com

Lex Suvanto, (646) 775-8337, lex.suvanto@edelman.com